UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

On June 15, 2023, our wholly owned subsidiary Energy Intelligence Center LLC d/b/a Clean Solution Technologies (“CST”) signed a sales and marketing agreement with SRC Global Inc. (https://srcglobal.com/), an entity controlled by our Advisory Board Member Dilip Limaye, to target our 190 K12 school district customers in OH, PA and WV with solar power projects, either build to suit and sell outright or operated by CST under 20-year power purchase agreements (“PPA’s”) (https://www.cleansolutiontech.com/). 100% of any revenues generated from the arrangement will be booked through CST and accrue to us, with SRC Global utilized as subcontractor. We are already in discussions with K12 districts and are in the initial phases of business exploration. The Agreement is included herein as Exhibit 10.1.

State stimulus of $500 million for solar deployment (the “Solar for Schools Act”) is currently pending in the House of Representatives of Pennsylvania and is available at the following. We believe similar measures in other states are underway:

https://www.legis.state.pa.us/cfdocs/billinfo/billinfo.cfm?syear=2023&sInd=0&body=H&type=B&bn=137

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Clean Solution Technologies SRC Global Sales Agreement – June 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: June 15, 2023	By:	/s/ Vikram Grover
Vikram Grover